Exhibit 4.1

SIXTEENTH SUPPLEMENTAL INDENTURE

SIXTEENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 14, 2018, among (i) RSP Permian, Inc., a Delaware corporation (“RSP”) and an indirect subsidiary of Concho Resources Inc., a Delaware corporation (the “Company”), (ii) RSP Permian, L.L.C., a Delaware limited liability company (collectively with RSP, the “New Subsidiary Guarantors”) and a wholly owned subsidiary of RSP, (iii) the existing Subsidiary Guarantors (as defined in the Indenture referred to herein), (iv) the Company and (v) Wells Fargo Bank, National Association, as trustee under the Indenture referred to herein (the “Trustee”). The New Subsidiary Guarantors and the existing Subsidiary Guarantors are sometimes referred to collectively herein as the “Subsidiary Guarantors,” or individually as a “Subsidiary Guarantor.”

W I T N E S S E T H

WHEREAS, the Company and the existing Subsidiary Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of September 18, 2009 (the “Indenture”), as supplemented by the Tenth Supplemental Indenture, dated as of December 28, 2016 (the “Tenth Supplemental Indenture”), the Eleventh Supplemental Indenture, dated as of January 25, 2017, the Twelfth Supplemental Indenture, dated as of September 26, 2017 (the “Twelfth Supplemental Indenture”), the Thirteenth Supplemental Indenture, dated as of September 26, 2017 (the “Thirteenth Supplemental Indenture”), the Fourteenth Supplemental Indenture, dated as of July 2, 2018 (the “Fourteenth Supplemental Indenture”) and the Fifteenth Supplemental Indenture, dated as of July 2, 2018 (the “Fifteenth Supplemental Indenture” and collectively with the Tenth Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture and the Fourteenth Supplemental Indenture, the “Supplemental Indentures”), relating to the 4.375% Senior Notes due 2025, the 3.75% Senior Notes due 2027, the 4.875% Senior Notes due 2047, the 4.300% Senior Notes due 2028 and the 4.850% Senior Notes due 2048 (the “Securities”) of the Company;

WHEREAS, on July 19, 2018, a subsidiary of the Company was merged with and into RSP; and

WHEREAS, Section 1109 of the Twelfth Supplemental Indenture, Thirteenth Supplemental Indenture, Fourteenth Supplemental Indenture and Fifteenth Supplemental Indenture, and Section 1117 of the Tenth Supplemental Indenture obligates the Company to cause certain Subsidiaries to become Subsidiary Guarantors by executing a supplemental indenture as provided in such Section; and

WHEREAS, pursuant to Section 1001 of the Supplemental Indentures, the Company, the Subsidiary Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder;

NOW THEREFORE, to comply with the provisions of the Supplemental Indentures and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantors, the other Subsidiary Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the applicable Supplemental Indenture referenced within such paragraph or subparagraph.

2. AGREEMENT TO GUARANTEE.

(a) The New Subsidiary Guarantors hereby agree, jointly and severally, with all other Subsidiary Guarantors, to fully and unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in Article Sixteen of the Tenth Supplemental Indenture and subject to the provisions thereof. The obligations of the Subsidiary Guarantors to the Holders of the Securities and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article Sixteen of the Tenth Supplemental Indenture, and reference is hereby made to such Article for the precise terms of the Subsidiary Guarantees.

(b) The New Subsidiary Guarantors hereby agree, jointly and severally, with all other Subsidiary Guarantors, to fully and unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in Article Sixteen of the Twelfth Supplemental Indenture and subject to the provisions thereof. The obligations of the Subsidiary Guarantors to the Holders of the Securities and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article Sixteen of the Twelfth Supplemental Indenture, and reference is hereby made to such Article for the precise terms of the Subsidiary Guarantees.

(c) The New Subsidiary Guarantors hereby agree, jointly and severally, with all other Subsidiary Guarantors, to fully and unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in Article Sixteen of the Thirteenth Supplemental Indenture and subject to the provisions thereof. The obligations of the Subsidiary Guarantors to the Holders of the Securities and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article Sixteen of the Thirteenth Supplemental Indenture, and reference is hereby made to such Article for the precise terms of the Subsidiary Guarantees.

(d) The New Subsidiary Guarantors hereby agree, jointly and severally, with all other Subsidiary Guarantors, to fully and unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in Article Sixteen of the Fourteenth Supplemental Indenture and subject to the provisions thereof. The obligations of the Subsidiary Guarantors to the Holders of the Securities and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article Sixteen of the Fourteenth Supplemental Indenture, and reference is hereby made to such Article for the precise terms of the Subsidiary Guarantees.

(e) The New Subsidiary Guarantors hereby agree, jointly and severally, with all other Subsidiary Guarantors, to fully and unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in Article Sixteen of the Fifteenth Supplemental Indenture and subject to the provisions thereof. The obligations of the Subsidiary Guarantors to the Holders of the Securities and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article Sixteen of the Fifteenth Supplemental Indenture, and reference is hereby made to such Article for the precise terms of the Subsidiary Guarantees.

3. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

4. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.

5. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

6. THE TRUSTEE. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: August 14, 2018

RSP Permian, Inc.

By:	/s/ Jack F. Harper
Name: Jack F. Harper
Title: President and Chief Financial Officer

RSP Permian, L.L.C.

By:	/s/ Jack F. Harper
Name: Jack F. Harper
Title: President and Chief Financial Officer

COG HOLDINGS LLC

COG OPERATING LLC

COG PRODUCTION LLC

COG REALTY LLC

CONCHO OIL & GAS LLC

DELAWARE RIVER SWD LLC

MONGOOSE MINERALS LLC

QUAIL RANCH LLC

COG ACREAGE LP

By: COG PRODUCTION LLC, its General

Partner

By:	/s/ Jack F. Harper
Name: Jack F. Harper
Title: President and Chief Financial Officer

CONCHO RESOURCES INC.

By:	/s/ Jack F. Harper
Name: Jack F. Harper
Title: President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ John Stohlmann
Authorized Signatory

SIGNATURE PAGE TO SIXTEENTH SUPPLEMENTAL INDENTURE